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                                                                   EXHIBIT 10.10

MERCHANT AGREEMENT between LinkShare Corporation, a Delaware corporation ("LinkShare"), and the undersigned merchant ("Merchant" or "You"), dated July 13, 1999.

The LinkShare Network-TM- includes member websites that are potential on-line sales affiliates for merchants ("LinkShare Sales Affiliates"). Using its proprietary LinkShare Synergy-TM- software, LinkShare offers services to facilitate establishing links between merchants and sales affiliates and tracking sales through those links. This Agreement contains the terms agreed to by the parties for Merchant's access to the LinkShare Network-TM- and use of LinkShare's services as an on-line merchant.

1. LINKSHARE NETWORK SERVICES. As a LinkShare merchant, Merchant may use the relevant area of a LinkShare Website (the "LSN Site") to post offers to establish Qualifying Links with LinkShare Sale Affiliates, receive and respond to any counteroffers and, if agreement is reached, conclude binding link exchange engagements with LinkShare Sales Affiliates. The detailed procedures and rules governing those activities will be the same as those applicable to LinkShare Merchants generally and posted on the LSN Site from time to time.

2. PRIVATE LABEL SERVICES. If you select LinkShare's optional Private Label Network Services, a special area of the LSN Site (the "PLN Site") under Your brand or distinctive name Network will be available for You to establish Qualifying Links with Your own sales affiliates who are not LinkShares Sales Affiliates ("PLN Sales Affiliates"). Attachment C to this Agreement is part of this Agreement if you have selected Private Label Network Services.

3. QUALIFYING LINKS; LICENSES SITES. A "Qualifying Link" is a hypertext link between the website of a LinkShare Sales Affiliate or PLN Sales Affiliate (in either case, a "Sales Affiliate") with whom You conclude an Engagement to a Licensed Site of Merchant, with that link being established through the interface of the LSN Site or the PLN Site using a code that is generated by LinkShare Synergy client server software You install in the server for Your relevant Licensed Site and an additional tracking code added at the LSN Site or PLN Site by LinkShare's software. A "Licensed Site" is each of Your Websites with the respective URLs identified below Your signature to this Agreement, as well as any "mirror site" You designate in writing to LinkShare at least ten business days before its first use in the LinkShare Network, in each case so long as the site is owned and operated by You.

4. LINKSHARE'S PRICES. You agree to pay LinkShare the application fees and charges provided for in the attached Pricing Schedule, as and when due. Your obligations to pay any unpaid fees and charges accruing before expiration or termination of this Agreement will survive expiration and termination.

5. MONTHLY REPORTS. Within ten business days after the end of each calendar month during which You have a Qualifying Link, LinkShare will provide You, online at a password-protected area of the LSN Site or PLN Site, with a report showing Your attributable Gross Sales, calculated as explained in the attached Pricing Schedule. To the extent Your Engagements provide for You to compensate a Sales Affiliate by a commission based on Gross Revenues from sales through the relevant Qualifying Link, that report will also show the commissions due from You to that Sales Affiliate for the month. Our obligation to furnish such reports or perform other tracking,

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date collection or reporting functions is conditioned on such links being properly established, formatted and maintained in accordance with LinkShare's requirements.

6. INTEROPERABILITY. LinkShare will provide You with the client server software for the interface of each Licensed Site with the LinkShare website contemplated by this Agreement. LinkShare will provide Merchant, at no separate charge, up to four hours of telephonic technical assistance with regard to installing the LinkShare software and establishing such interface. Additional technical assistance may be purchased as provided in the Pricing Schedule. All technical assistance will be provided on the same terms and conditions as LinkShare provides it to LinkShare Merchants generally.

7. CERTAIN OTHER AGREEMENTS OF MERCHANT. Merchant agrees that it will not, and will cause its corporate affiliates not to, directly or indirectly: (i) enter into any agreement, arrangement or understanding or engage in any course of conduct with the intent of reducing payments to which LinkShare otherwise would be entitled hereunder or to otherwise take unfair advantage of LinkShare or its services or that has any such effect, (ii) utilize or offer to affiliated or unaffiliated third parties any service or software package (whether proprietary to Merchant or a third party) that is in competition with or a substitute for the LinkShare software or services made available pursuant to this Agreement, or
(iii) develop or actively assist a third party in the development of a system, software, network or service that is competitive with or could serve as a substitute for the LinkShare software, network or services made available pursuant to this Agreement. If this Agreement is terminated during the initial or any renewal term by LinkShare because of a material breach of this Agreement by You or for just cause, Your obligations under this Section 7 shall continue for a period of time after such termination equal in length to the unexpired balance of such term as of the time of such termination plus an additional twelve months.

8. TERM AND TERMINATION. (a) Unless terminated sooner as provided below, this Agreement will remain in effect for an initial term of six consecutive months beginning as of the date of this Agreement. Unless either party gives the other written notice of termination no later than ten business days prior to the expiration date of the then-existing initial or renewal term, this Agreement will automatically renew for consecutive twenty-four months terms.

         (b) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty days following written notice of the breach given to the breaching party. Any rights or remedies of either party arising out of a breach or violation of any terms of this Agreement by the other party will survive expiration or termination of this Agreement.

         (c) LinkShare may terminate or suspend Merchant's or any Sales Affiliate's access to all or part of the LinkShare Network, the LSN Site and the PLN Site for just cause, including, but not limited to, default in payment obligations to LinkShare or Sales Affiliates, inappropriate use, persistent failure to comply with the rules applicable to users generally, the posting of content that is libelous, defamatory, obscene, pornographic, "adult-oriented," relates to gambling or use of illegal substances, abusive or overly violent or LinkShare's good faith determination

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that Merchant's use adversely impacts LinkShare's reputation or good relations with its merchants and Sales Affiliates generally or violates any law or any third party's rights.

9. CERTAIN LIABILITY LIMITATIONS. (a) EXCLUSION OF WARRANTIES. TO THE FULLEST EXTENT PERMISSABLE PURSUANT TO APPLICABLE LAW, EACH PARTY DISCAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NONINFRINGEMENT.

         (b) NO CONSEQUENTIAL DAMAGES. EXCEPT AS PROVIDED BELOW, NEITHER PARTY WILL HAVE ANY LIABILITY IN CONNECTION WITH OR RESULTING FROM THIS AGREEMENT OR ANY OF THE CONTEMPLATED LINKS, SERVICES, ACTIVITIES OR RELATIONSHIPS FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, RELIANCE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY WAS AWARE THAT SUCH DAMAGES COULD RESULT. The foregoing exclusion shall not apply for the benefit of the breaching party in the case of any breach of the provisions relating to confidentiality or intellectual property, any breach of Section 7 or any purported termination of this Agreement not permitted by its terms. This section 9(b) shall survive failure of an exclusive or limited remedy.

         (c) MAXIMUM LIABILITY. EXCEPT AS PROVIDED BELOW, THE MAXIMUM AGGREGATE LIABILITY OF EACH PARTY UNDER OR RELATED TO THIS AGREEMENT IS LIMITED, FOR LINKSHARE, TO THE AMOUNT OF FEES ACTUALLY PAID TO LINKSHARE BY MERCHANT DURING THE TERM OF THIS AGREEMENT AND, FOR MERCHANT, TO THE AMOUNT OF FEES AND CHARGES PAID OR ACCURED DURING THE TERM. The foregoing limitation shall not apply for the benefit of the breaching party in the case of a breach of the provisions relating to confidentiality or intellectual property, a breach of Section 7 or a purported termination of this Agreement not permitted by its express terms.

         (d) This Section 9 will survive any expiration or termination of this Agreement.

10. MISCELLANEOUS. (a) The parties are independent contractors. Nothing in this Agreement and no course of dealing between the parties will confer upon Merchant any exclusive rights with respect to the LinkShare Network or LinkShare's software or services.

         (b) This Agreement may not be assigned by either party, in whole or in part, without the express prior written consent of the other party, which will not be unreasonably withheld or delayed. Reasonable grounds for LinkShare withholding any such consent shall include, without limitation, that a proposed assignee is a competitor or a corporate affiliate of a competitor. Assignment of this Agreement to a successor to substantially all of either party's business will not require the other party's consent, but LinkShare may terminate this Agreement if direct or indirect control of your on-line merchandising business is acquired by a LinkShare competitor.

         (c) This Agreement shall be governed by the internal laws of the State of New York. This Agreement is the entire agreement between the parties pertaining to its subject matter and

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all written or oral agreements, representations, warranties or covenants, if any, previously existing between the parties are canceled. The statements about the LinkShare Network or LinkShare's Software or services on its Website or otherwise are not representations, warranties or other contractual obligations. Any amendments of this Agreement must be in writing and signed by both parties. No failure or delay in exercising any power, right, or remedy under this Agreement will operate as a waiver. A waiver, to be effective, must be written and signed by the waiving party.

EACH PARTY HAS READ THIS AGREEMENT, INCLUDING THE ATTACHED PRICING SCHEDULE, ATTACHMENT B AND, IF APPLICABLE, ATTACHMENT C, AND AGREES TO BE BOUND BY ALL THE TERMS AND CONDITINS HEREOF (INCLUDING SUCH ATTACHMENTS).


                                            LINKSHARE CORPORATION

BeFirst.com
----------------------------------          By: /s/ Heidi S. Messer
[Insert Name of Merchant]                       --------------------------------




By: /s/ Courtney Jones
    ------------------------------
Name/Title:  Courtney Jones
            ----------------------
            Chairman BeFirst
            ----------------------

LICENSED SITE URL(S)                        INITIALS OF PARTIES


www.befirst.com
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www.findwhat.com
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